Exhibit 99.1

IMMEDIATE RELEASE

Natur International Corp. Appoints Bay, Huisman and Storms to an
Expanding Board of Directors

Natur, Europe's technology-inspired innovative healthy food and beverage company, attracts entrepreneurial, financial and technical savvy to its Board of Directors

Amsterdam, The Netherlands – Natur International Corp., January 23, 2019 (OTC:NTRU) (the “Company”) today announced the appointment of Anthony J. Bay, Rudolf D. Huisman and Nina Storms to its Board of Directors.

Anthony J. Bay

Mr. Bay is a Tech and Digital Media Industry pioneer with accomplishments over 35 years as an executive with Apple, Microsoft and Amazon as well as a number of smaller and mid-size tech companies. He has served in a range of senior operating roles in the US and Europe as well as a director of multiple privately held companies and three public companies, including two as chairman.

At Apple he served as General Manager of Apple's Online Services and Manager of Networking Products. With Microsoft, he headed development of MSN, Microsoft’s ecommerce platform, and as Corporate Vice President and General Manager of Microsoft's Digital Media Division and a member of Microsoft's executive staff, he was responsible for strategy and development of Microsoft's multimedia and digital rights management technologies. With Amazon, through 2013, Mr. Bay was Vice President and Global Head of Amazon Prime Video; responsible for all aspects of the company’s digital video business globally including content licensing, business development, marketing, promotion and merchandising and content operations.

His accomplishments since Amazon include CEO of Rdio, a leading global music streaming service available in 85 countries worldwide with over 70 million registered users which was sold to Pandora in 2015 for $75M. He subsequently has co-founded a digital media startup and serves as Chairman of UPROAR Global Media.

Rudolf D. Huisman

Mr. Huisman is a corporate finance and operations officer with experience in the sciences, technology and logistics and was there as the internet came of age.

Recently serving as Global Transition Lead at FEDEX/TNT, Mr. Huisman has been responsible for the transition of finance and non-finance processes from 53 countries, with 2,500 personnel to an innovative outsource provider. Prior to that, through 2015, as Finance Director of Decorative Paints at AkzoNobel, he was responsible for the design and implementation of a turn-around program for the European business, centralizing Finance, Supply Chain, HR and R&D functions in the Netherlands and standardizing common processes and procedures.

His earlier contributions include Senior Vice President Accounting and Control at Organon BioSciences, shepherding the financial integrations after a sale to Schering Plough, and Tiscali spA, where he served as CEO following the acquisition of World Online International. At World Online where Mr. Huisman was CFO & COO, in part responsible for the fast growth of this early internet service provider company in Europe.

Nina Storms, PhD

Mrs. Storms is a well-known entrepreneur and acclaimed visionary. She has owned or headed up several technology and telecommunication companies. She has been a pioneer in theses arenas. In 1994 she founded World Online which became one of the largest Pan-European Internet telecommunication companies. By 2000 World Online was listed on the stock exchange with an enterprise value greater than EUR 12 billion.

Afterwards, she has invested in numerous Media, Internet, Health and Wellness (embracing hi-tech health solutions) companies. She received her PhD and wrote a book on the subject matter of creative accounting / fraudulent reporting together with Prof. Rob Kamerling and Prof. Henk Langendijk.

Recently Nina embarked on the search for the most natural and delicious juice and snack products, and a safer way to enjoy these natural juices as well as developing a product line of unique organic snacks. In 2015, Mrs. Storms, as an investor and co-founder, funded Natur Holding B.V. This public listing of the Company continues the strategic vision Mrs. Storms has for global democratization of healthy and natural consumer products to contribute to improving the quality of human life. Mrs. Storms has served on many (advisory) board positions - lastly of Dffrnt, AR/VR and AMC NT.

Ellen Berkers, CEO and CFO of the Company, stated, “Mr. Bay brings to the Natur board the corporate and global experience of harnessing emerging technologies and converting them to valuable assets. In addition, he shares our passion for innovation in our natural food and beverage products as paths to health and wellness.”

She added regarding Mr. Huisman and Mrs. Storms, “Ruud brings to the Natur board a strong finance and risk management background with extensive management experience in international organizations; and a proven ability to significantly improve the organization’s performance in a fast-changing environment. Ruud worked with Nina on the breakout success of World Online, so we take advantage of their experience in the public markets, the application of technology to consumer products and the spirit of perseverance which is how we define Nina’s drive and energy.”

Mr. Bay, Mr. Huisman and Mrs. Storms join Ms. Berkers and Mr. Chris Spencer, former President of Future Healthcare of America, on the expanding Board. In November, in an exchange of securities transaction, Natur Holding B.V. of The Netherlands, became a wholly owned subsidiary of Future Healthcare of America (OTC:FUTU), which was subsequently renamed Natur International Corp (OTC:NTRU).

About Natur International Corp.

Natur is Europe's first hi-tech health food and beverage company with a mission to revolutionize natural juice and snack consumption, allowing consumers to afford a better quality of life through natural and functional nutrition. With 100% natural, non-GMO juices and snacks that contain no additives or preservatives, Natur focuses on the premium branded segment in which consumers are increasingly moving towards healthier alternatives, embracing the ‘snackification’ trend. Natur’s distribution channels include leading retailers, foodservice partners, online subscription models, and its own consumer-experience retail store in the heart of Amsterdam.

Natur pioneers the most advanced and emerging hi-tech health methodologies developing and utilizing innovative technologies to ensure its juices remain stable and fresh with an extended shelf life which is longer than many competing products. This approach uniquely delivers value to all retailers and customers. Natur will always remain on the forefront of new all-natural products, embracing personalized nutrition and envisions being the leader of the new integrated field of healthy nutrition enhancing one’s quality of life by utilizing the powers of nature.

To Contact

Mr. Laurens Felderhof, Media Relations

Natur International Corp.

011.31.20.578.7700

laurens@natur.eu

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties, some of which are described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K, which can be found on the SEC’s website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.